EXHIBIT 23(A)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Directors
The Travelers Insurance Company:

We consent to the use of our reports with respect to The Travelers Insurance Company, incorporated herein by reference, and to the reference to our firm, also with respect to The Travelers Insurance Company, under the heading "Experts" in the prospectus. Our reports refer to changes in the Company's methods of accounting for variable interest entities in 2003, for goodwill and intangible assets in 2002, and for derivative instruments and hedging activities and for securitized financial assets in 2001.

We also consent to the use of our reports with respect to The Travelers Life and Annuity Company, incorporated herein by reference, and to the reference to our firm, also with respect to The Travelers Life and Annuity Company, under the heading "Experts" in the prospectus. Our reports refer to changes in the Company's methods of accounting for goodwill and intangible assets in 2002 and for derivative instruments and hedging activities and for securitized financial assets in 2001.

/s/ KPMG LLP

Hartford, Connecticut
November 24, 2004